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                                                                    EXHIBIT 3.B.


                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 April 17, 2002


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain flexible premium variable premium variable life insurance policies issued through Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 33-83138).

                                        /s/ James Bernstein
                                        -------------------
                                        James Bernstein
                                        Assistant Secretary